UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2013

Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51333 (Commission file Number)	32-0047154 (IRS Employer Identification Number)
46600 Landing Parkway (Address of principle executive offices)		94538 (Zip Code)
510-933-8300 (Registrant’s telephone no., including area code)
Not Applicable (Form Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

Silicon Graphics International Corp. (the “ Company ”) held its 2013 Annual Meeting of Stockholders on December 9, 2013 (the “ Annual Meeting ”).  As of the record date, October 18, 2013, there were issued and outstanding and entitled to vote at the Annual Meeting 34,317,428 shares of the Company's common stock.  A total of 32,818,985 shares of the Company's common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

 The Company's stockholders voted on three proposals at the Annual Meeting.  The proposals are described in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 25, 2013 (the “ Proxy Statement ”).  The final results of the votes regarding each proposal are set forth below.

Proposal No. 1: Election of Directors

The Company's stockholders elected the following seven persons to the Company's Board of Directors, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.  The voting results regarding this proposal are set forth below:

Director Nominee	For	Withheld	Broker Non-Votes
Jorge L. Titinger	24,590,283	724,508	7,504,194
Michael W. Hagee	24,584,564	730,407	7,504,014
Charles M. Boesenberg	24,579,481	735,490	7,504,014
Gary A. Griffiths	24,582,464	732,507	7,504,014
Hagi Schwartz	24,588,796	726,175	7,504,014
Ronald D. Verdoorn	23,260,707	2,054,264	7,504,014
Douglas R. King	24,573,719	741,252	7,504,014

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm

The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2014.  The voting results regarding this proposal are set forth below:

For:	31,676,056
Against:	1,116,242
Abstain:	26,687
Broker Non-Votes:	—

Proposal No. 3: Non-Binding Advisory Vote with respect to Executive Compensation

The Company's stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement.  The voting results regarding this proposal are set forth below:

For:	20,831,004
Against:	2,250,127
Abstain:	2,233,840
Broker Non-Votes:	7,504,014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.
Dated: December 10, 2013	By: /s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and
Corporate Secretary